UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Front Street

Hamilton HM 19

Bermuda

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD

On April 25, 2013, Aspen Insurance Holdings Limited (the “Company” or “Aspen”) issued a press release announcing the mandatory conversion of all of its 5.625% Perpetual Preferred Income Equity Replacement Securities (“Perpetual PIERS”), which has been attached as Exhibit 99.1.

Section 8 – Other Events

Item 8.01 Other Events

Under the terms of the Perpetual PIERS, Aspen will be mandatorily converting all of its 4,600,000 Perpetual PIERS outstanding. Each holder of a Perpetual PIER will receive $50 in cash plus a number of Aspen ordinary shares based on the conversion rate, calculated in accordance with the trading prices of Aspen ordinary shares over a 20-trading day settlement period following Aspen’s issuance of the press release announcing the mandatory conversion. The conversion rate is 1.7121 shares of Aspen’s ordinary shares per $50 liquidation preference of the Perpetual PIERS. Aspen expects to deliver the settlement amount on May 30, 2013. In accordance with the terms of the Perpetual PIERS, no further dividends will be paid on the Perpetual PIERS as a result of such mandatory conversion.

While the final impact of the mandatory conversion of the Perpetual PIERS to the previously-disclosed accelerated share repurchase (“ASR”) program, entered into between the Company and Goldman, Sachs & Co. (“Goldman”) on February 26, 2013, will depend upon market conditions and the elections of Goldman as counterparty to the ASR, the Company currently anticipates that the period under the ASR used to value its shares under the ASR will be suspended during a period including the stock settlement period for the PIERS. In the event that this suspension occurs, the latest completion date of the ASR will be extended by a corresponding number of days.

This Form 8-K and the press release attached as Exhibit 99.1 contains forward-looking statements relating to the mandatory conversion of the Company’s Perpetual PIERS and the capital which would be used to fund the cash portion of such conversion. All forward-looking statements address matters that involve risks and uncertainties. Important factors that could cause actual outcomes to differ materially from those indicated would include the availability of financing to fund the cash portion of the settlement of the mandatory conversion of the Perpetual PIERS on favorable terms and the possibility, if the Company cannot obtain adequate replacement capital on favorable terms, or at all, that its financial condition and operating results could be adversely affected.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	The following exhibit is furnished under Item 7.01 as part of this report:

99.1	Press Release of the Registrant, dated April 25, 2013

The information furnished under Item 7.01 “Regulation FD Disclosure” shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
(Registrant)

Dated: April 25, 2013

	By:	/s/ John Worth
Name: John Worth
Title: Chief Financial Officer